UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2010

BIGLARI HOLDINGS INC.
(Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

175 East Houston Street, Suite 1300 San Antonio, Texas		78205
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (317) 633-4100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On April 30, 2010, Biglari Holdings Inc., an Indiana corporation (the “Company”), acquired Biglari Capital Corp., a Texas corporation (“Biglari Capital”), pursuant to a Stock Purchase Agreement, dated April 30, 2010 (the “Stock Purchase Agreement”), between the Company and Sardar Biglari.  Biglari Capital is the general partner of The Lion Fund, L.P., a Delaware limited partnership that operates as a private investment fund (the “Lion Fund”).

Pursuant to the Stock Purchase Agreement, Mr. Biglari sold all of the shares of Biglari Capital to the Company for a purchase price of $1.00 plus (i) an amount equal to Biglari Capital’s adjusted capital balance, if any, in its capacity as general partner of the Lion Fund, and (ii) an amount equal to the total incentive reallocation allocable to Biglari Capital for the period from January 1, 2010 through April 30, 2010, less any distributions in respect of such amounts previously received by Mr. Biglari.  The payments set forth in clauses (i) and (ii) above represent solely those amounts that have accrued to date to Biglari Capital, as general partner of the Lion Fund, estimated at closing to be $4.175 million.  The Stock Purchase Agreement contains customary representations, warranties and indemnities.

The Stock Purchase Agreement provides that the Company will prepare and file with the Securities and Exchange Commission proxy materials for a special meeting of its shareholders at which it will submit the Incentive Bonus Agreement (as defined below) for approval by its shareholders for purposes of Section 162(m) under the Internal Revenue Code of 1986, as amended (the “Code”), in order to preserve the tax deductibility to the Company of the performance-based compensation payable to Mr. Biglari under such agreement.  If the Incentive Bonus Agreement is not approved by the Company’s shareholders, Mr. Biglari will have the option, exercisable within 30 days after the special meeting, to repurchase Biglari Capital for a purchase price equal to the sum of (i) $1.00, (ii) an amount equal to Biglari Capital’s adjusted capital balance, if any, in its capacity as general partner of the Lion Fund, and (iii) an amount equal to the total incentive reallocation allocable to Biglari Capital for the period from April 30, 2010 through the repurchase date, less any distributions in respect of such amounts previously received by the Company.

The foregoing summary of the Stock Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Stock Purchase Agreement, which is attached as Exhibit 10.1 and incorporated herein by reference.

Mr. Biglari is the Chairman and Chief Executive Officer of each of the Company and Biglari Capital, was the sole shareholder of Biglari Capital and is a limited partner in the Lion Fund.  The Lion Fund owns 76,421 shares of common stock of the Company as of the date hereof.  Philip L. Cooley, Vice Chairman of the Company, is a limited partner and member of the advisory board of the Lion Fund.  The transaction was negotiated on behalf of the Company by outside, non-employee directors of the Company and approved by the Governance, Compensation and Nominating Committee of the Board of Directors of the Company.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the acquisition of Biglari Capital (manager of the Lion Fund) and in recognition of Mr. Biglari’s increased responsibilities in overseeing the operations, investments and capital allocation of a diversified holding company, the Company entered into the Incentive Bonus Agreement, dated April 30, 2010 (the “Incentive Bonus Agreement”), with Mr. Biglari, subject to shareholder approval for purposes of Section 162(m) of the Code.

The Incentive Bonus Agreement provides Mr. Biglari the opportunity to receive annual incentive compensation payments based on the Company’s book value growth for each fiscal year.  If the Company exceeds a 5% annual book value growth hurdle, Mr. Biglari would receive an incentive compensation payment equal to 25% of the Company’s book value in excess of that hurdle.  Mr. Biglari will not receive incentive compensation payments under the Incentive Bonus Agreement unless the Company’s book value exceeds a 5% annual growth rate over the Company’s previous highest book value achieved during the term of the agreement, or the “high water mark.”  Accordingly, in a fiscal year where book value declines, the hurdle for subsequent fiscal years will require the complete recovery of the deficit from the last high water mark, plus a 5% annual growth rate from the last high water mark.  Determinations of book value and the incentive compensation payments to Mr. Biglari under the Incentive Bonus Agreement are subject to the approval of the Governance, Compensation and Nominating Committee of the Board of Directors of the Company.

The Incentive Bonus Agreement provides that Mr. Biglari will use an amount equal to at least 30% of his annual pre-tax incentive compensation to purchase shares of the Company’s common stock on the open market within 120 calendar days of his receipt of such payment, subject to restrictions under the Company’s insider trading policy.  This requirement represents an approximate minimum of 50% of his after-tax incentive compensation.  Mr. Biglari is then required to hold such shares for a minimum of three years from the date of purchase, unless there is a change of control of the Company or his employment is terminated by the Company without “cause” or by Mr. Biglari for “good reason.”

If, on or prior to the third anniversary of the Incentive Bonus Agreement, there is a change in control of the Company, Mr. Biglari is terminated by the Company without “cause” or Mr. Biglari resigns for “good reason,” Mr. Biglari has the option, exercisable within 30 days after the occurrence of any such event, to repurchase Biglari Capital from the Company for a purchase price equal to the sum of (i) an amount equal to Biglari Capital’s adjusted capital balance, if any, in its capacity as general partner of the Lion Fund, and (ii) an amount equal to the total incentive reallocation allocable to Biglari Capital for the period from January 1 of the applicable year through the repurchase date, less any distributions in respect of such amounts previously received by the Company.

If the option described in the preceding paragraph expires unexercised after three years, and after such time there is a change in control of the Company, Mr. Biglari is terminated by the Company without “cause” or Mr. Biglari resigns for “good reason,” Mr. Biglari will be entitled to receive a severance payment equal to 299% of the average annual cash compensation (consisting of his base salary and incentive compensation) paid to him since the date of the Incentive Bonus Agreement, subject to reduction to the extent necessary so that no portion of the severance payment will be subject to the excise tax imposed by Section 4999 of the Code.

The Incentive Bonus Agreement will terminate if the Company’s shareholders do not approve the agreement for purposes of Section 162(m) of the Code at the special meeting to be called for that purpose.

Mr. Biglari does not have an employment agreement with the Company, and the Incentive Bonus Agreement does not alter his at-will employment arrangement with the Company.

The foregoing summary of the Incentive Bonus Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Incentive Bonus Agreement, which is attached as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(a) and (b)	Financial Statements of Businesses Acquired; Pro Forma Financial Information

To the extent required, any financial statements required by this Item will be filed by amendment not later than 71 calendar days after the required filing date of this Form 8-K.

(d)           Exhibits

Exhibit No.	Descriptions
10.1	Stock Purchase Agreement, dated April 30, 2010, between the Company and Sardar Biglari.

10.2	Incentive Bonus Agreement, dated April 30, 2010, between the Company and Sardar Biglari.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

April 30, 2010	BIGLARI HOLDINGS INC.

	By:	/s/ Duane E. Geiger
		Name:	Duane E. Geiger
		Title:	Interim Chief Financial Officer, Vice President, and Controller

Exhibit Index

Exhibit No.	Descriptions
10.1	Stock Purchase Agreement, dated April 30, 2010, between the Company and Sardar Biglari.

10.2	Incentive Bonus Agreement, dated April 30, 2010, between the Company and Sardar Biglari.